                                                                     EXHIBIT 4.2

EXERCISABLE ONLY BEFORE 5:00 P.M. (LOCAL TIME) AT THE PLACE OF EXERCISE, ON JUNE 11, 2000 UNLESS ACCELERATED, AFTER WHICH TIME THIS WARRANT CERTIFICATE WILL BE NULL AND VOID.

No. WA-                                                       Certificate For
                                                              - Class A Warrants


                       WARRANTS TO PURCHASE COMMON SHARES
                                       OF
                      STRESSGEN BIOTECHNOLOGIES CORPORATION

THIS IS TO CERTIFY that, for value received, the registered holder hereof (the "holder") is entitled, subject to the deemed exercise of this Warrant in the event of a take-over bid as provided for in the Warrant Indenture (as defined below), for each Warrant held, to purchase at any time before the Time of Expiry (as defined below), one fully paid and non-assessable Common Share in the capital of StressGen Biotechnologies Corporation (the "Corporation") as constituted on the date hereof, or such other Exercise Proceeds as are stipulated by the provisions for adjustment contained in the Warrant Indenture hereinafter described, by delivery to Montreal Trust Company of Canada (the "Trustee") at its principal transfer office in Vancouver or Toronto of this Warrant Certificate, with a subscription in the form set forth on the reverse side hereof duly completed and executed, and cash or a bank draft, certified cheque or money order, payable to or to the order of the Trustee, in trust for the Corporation, at par in the city where this Warrant Certificate is so delivered, in an amount equal to the product of either (a) Canadian $3.30 and the number of Warrants being exercised, or (b) U.S. $2.27 and the number of Warrants being exercised.

The Time of Expiry is the close of business on the earlier of

         (a)      June 11, 2000, and

         (b) the 30th day after the day on which the Corporation sends a notification to warrantholders that the expiry date has been accelerated (an "Acceleration Notice").

The Corporation may deliver such Acceleration Notice at any time after June 11, 1999 if the average closing price for the Common Shares on The Toronto Stock Exchange for the 20 consecutive trading days prior to such particular time is at least equal to the Threshold Price.

Surrender of this Warrant Certificate and payment as provided above will be deemed to be effected only on personal delivery thereof to or, if sent by post or other means of transmission, on actual receipt thereof by, the Trustee at one of the offices specified above.

The Warrants represented by this Warrant Certificate and the Common Shares to be issued upon exercise thereof have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"). Accordingly, the Warrants do not constitute an offer to any person within the United States or to any "U.S. Person", within the meaning of Regulation S under the U.S. Securities Act, and may not be exercised within the United States or by or on behalf of any U.S. Person unless such person is an accredited investor that has checked box
(b) on the subscription form on the reverse hereof.

Certificates for the Exercise Proceeds acquired on the exercise of Warrants will be mailed to the persons specified in the subscription form at their respective addresses specified therein or, if so directed in the subscription form, delivered to such persons at the office where the applicable Warrant Certificate was surrendered. If less than all the Warrants evidenced by this Warrant Certificate are exercised, the holder will be entitled to receive without charge a new Warrant Certificate evidencing the balance of such Warrants. To the extent that any Warrant or Warrants evidenced hereby confer the right to purchase a fraction of a share, such right may be exercised in respect of such fraction only in combination with another Warrant or other Warrants that in the aggregate entitle the holder to purchase a whole number of shares and under no circumstances is the Corporation obligated to issue any fractional share.

This Warrant Certificate is one of the Warrant Certificates of the Corporation issued or issuable under the provisions of the Warrant Indenture (which Indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the "Warrant Indenture") dated as of June 11, 1998 between the Corporation and the Trustee, to which Warrant Indenture reference is hereby made for particulars of the rights of holders of Warrants and of the Corporation and of the Trustee in respect thereof and the terms and conditions on which the Warrants are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth, to all of which the holder by acceptance hereof assents. The holding of this Warrant Certificate will not constitute the holder a holder of shares or entitle the holder to any right or interest in respect thereof except as provided in the Warrant Indenture. The Corporation will furnish to the holder, on request and without charge, a copy of the Warrant Indenture.

Warrants are issuable only as fully registered Warrants. Warrants may only be transferred on compliance with the conditions of the Warrant Indenture on one of the registers to be kept by and at the principal offices of the Trustee in Vancouver and Toronto and by the Trustee or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as may be designated, upon surrender of this Warrant Certificate to the Trustee or other registrar accompanied by a written instrument of transfer in form and execution satisfactory to the Trustee or other registrar and upon compliance with the conditions prescribed in the Warrant Indenture and with such reasonable requirements as the Trustee or other registrar may prescribe and upon the transfer being duly noted thereon by the Trustee or other registrar.

On presentation at the principal transfer office of the Trustee in Vancouver or Toronto, subject to the provisions of the Warrant Indenture and on compliance with the reasonable requirements of the Trustee, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates of different denomination evidencing in total the same number of Warrants as the certificate or certificates being exchanged.

On presentation at the principal transfer office of the Trustee in Vancouver or Toronto, subject to the provisions of the Warrant Indenture and on compliance with the reasonable requirements of the Trustee, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates of different denomination evidencing in total the same number of Warrants as the certificate or certificates being exchanged.

The Warrant Indenture provides that the number of Common Shares or number or amount or class or kind of other Exercise Proceeds purchasable on exercise of Warrants will be adjusted on the happening of certain stated events, including the subdivision or consolidation of the Common Shares in the capital of the Corporation, certain distributions of shares or other securities or assets of the Corporation, certain offerings of rights, warrants or options and certain capital reorganizations.

The Warrant Indenture contains provisions making binding on all holders of Warrants outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by Warrantholders holding a specified majority of the outstanding Warrants.

The Warrant Indenture provides for the deemed exercise of the Warrants in circumstances where a take-over bid has been made for the outstanding securities of the Corporation and the offeror number such take-over bid has exercised statutory acquisition rights in respect of the securities not taken-up under such take-over bid. In such a circumstance, and following compliance by the offeror with certain prescribed procedures, Warrantholders will be deemed to have exercised their Warrant and will be entitled to receive from the offeror for each whole Warrant a cash payment equal to the greater of $2 and the amount by which the consideration paid under the take-over bid for the Exercise Proceeds exceeds the Exercise Price.

This Warrant Certificate will not be valid for any purpose until it has been certified by or on behalf of the Trustee for the time being under the Warrant Indenture. Time will be of the essence hereof.

IN WITNESS WHEREOF StressGen Biotechnologies Corporation has caused this Warrant to be signed by its officers duly authorized in that behalf as of June 11, 1998.

                                      COUNTERSIGNED AND REGISTERED:

STRESSGEN BIOTECHNOLOGIES             MONTREAL TRUST COMPANY OF
CORPORATION                           CANADA - Trustee - Vancouver and Toronto

Per:                                  Per:
     ---------------------------           ---------------------------
       Authorized Signatory                  Authorized Signatory

                                SUBSCRIPTION FORM

TO:      StressGen Biotechnologies Corporation
         c/o Montreal Trust Company of Canada

The undersigned holder of the within Warrant Certificate hereby pursuant to the Warrant Indenture mentioned therein exercises __________________ of the Warrants evidenced thereby and hereby subscribes for the like number of Common Shares of StressGen Biotechnologies Corporation, or such other number of Common Shares or number or amount of other shares or securities or property, or combination thereof, to which such exercise entitles him under the provisions of the Warrant Indenture at an aggregate price equal to the product of the exercise price and the number of Warrants so exercised, and on the terms specified in such Warrant Certificate and the Warrant Indenture, and in payment therefor delivers herewith cash or a bank draft, certified cheque or money order payable to Montreal Trust Company of Canada, in trust for StressGen Biotechnologies Corporation.

The undersigned hereby delivers cash or a bank draft, certified cheque or money order, payable to or to the order of the Trustee, in trust for the Corporation, at par in the city where this Warrant Certificate is so delivered, in an amount equal to the produce of either (a) Canadian $3.30 and number of Warrants being exercised, or (b) U.S. $2.27 and the number of Warrants being exercised.

The undersigned hereby irrevocably directs that such Common Shares be issued and delivered as follows:



                                                                                  Number(s) or
                                                                                  Amount(s) of
                                                                                  Common Shares
Name(s) in Full                        Address(es)                                (or other Exercise Proceeds)

- -------------------------------------- ------------------------------------------ ------------------------------------

- -------------------------------------- ------------------------------------------ ------------------------------------

- -------------------------------------- ------------------------------------------ ------------------------------------


(Please print full name in which share certificates are to be issued. If any Common Shares are to be issued to a person or persons other than the Warrantholder, the Warrantholder must pay to the Trustee all exigible transfer taxes or other government charges.)

The undersigned certifies as follows (check one):

- ---------        (a) The undersigned is not a "U.S. Person" within the meaning of Regulation S under the Securities Act of 1933 (the
                     "U.S. Securities Act") and is not exercising Warrant represented by this certificate on behalf of any U.S. Person.

- ---------        (b) The undersigned is an accredited investor as such term is defined in Rule 501 under the U.S. Securities Act.

By checking box (b) above, the undersigned represents that it (A) has had access to such current public information concerning StressGen Biotechnologies Corporation as it considered necessary in connection with its investment decision and (B) understands that the securities issuable upon exercise hereof have not and will not be registered under the U.S. Securities Act and that such securities will bear a legend to that effect and agrees that it will only resell such securities to StressGen Biotechnologies Corporation or in accordance with Rule 904 of Regulation S under the U.S. Securities Act or Rule 144A or Rule 144 under the U.S. Securities Act or another exemption under the U.S. Securities Act.

DATED THIS ______ day of ______________________.




- ------------------------------------------------------          ----------------------------------------------------
Signature Medallion Guaranteed                                  Signature of Subscriber*

- ------------------------------------------------------          ----------------------------------------------------
                                                                Name of Subscriber

                                                                ----------------------------------------------------
                                                                Address (include Postal Code)

                                                                ----------------------------------------------------

* This signature must correspond exactly with the name appearing on the registration panel.

Warrants may not be exercised within the United States or by or on behalf of any "U.S. Person" within the meaning of Regulation S under the U.S. Securities Act and no securities will be issued to any person who has set out an address in the United States nor will any certificate representing securities be delivered to any address in the United States unless box (b) above has been checked.

Check box if the share certificates or other evidences of Exercise Proceeds are to be delivered at the office where this Warrant is exercised, failing which they will be mailed.

/ /

1. If the Subscription Form indicates that the Exercise Proceeds are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature of such holder on the Subscription Form must be medallion guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange, the transfer of the Warrants must be endorsed, and the holder must pay to the Trustee all exigible transfer taxes and other government cheques.

2. If the Subscription Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Trustee and the Corporation.

THE RIGHT TO PURCHASE COMMON SHARES OR OTHER EXERCISE PROCEEDS UNDER THIS WARRANT EXPIRES AT 5:00 P.M. (LOCAL TIME) AT PLACE OF THE EXERCISE ON JUNE 11, 2000, OR SUCH EARLIER TIME AS PROVIDED FOR IN THE WARRANT INDENTURE.

                               REGISTRATION PANEL

          (No writing hereon except by the Trustee or other Registrar)


           Date of                       In Whose                     Place of                    Trustee or
         Registration                 Name Registered               Registration                Other Registrar

- --------------------------------------------------------------------------------------------------------------------
